Exhibit 32.1
NORDSTROM, INC.
1617 SIXTH AVENUE
SEATTLE, WASHINGTON 98101
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Nordstrom, Inc. (the “Company”) on Form 10-K for the period ended February 1, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Erik B. Nordstrom, Chief Executive Officer (Principal Executive Officer), and Anne L. Bramman, Chief Financial Officer (Principal Financial Officer), of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 20, 2020

/s/ Erik B. Nordstrom
Erik B. Nordstrom
Chief Executive Officer of Nordstrom, Inc.

/s/ Anne L. Bramman
Anne L. Bramman
Chief Financial Officer of Nordstrom, Inc.

A signed original of this written statement required by Section 906 has been provided to Nordstrom, Inc. and will be retained by Nordstrom, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.